EXHIBIT 10.11


                                  AGREEMENT


                                   BETWEEN



                                WELLS GARDNER

               e l e c t r o n i c s    c o r p o r a t i o n

                                     AND




                                  LOCAL 1031

                                      OF

                        THE INTERNATIONAL BROTHERHOOD

                            OF ELECTRICAL WORKERS,

                                   AFL-CIO







                       July 3, 2000  to  June 29, 2003
                              TABLE OF CONTENT'S

                                                                PAGE
 ARTICLE I        UNION AND MANAGEMENT
      Section     1.  Parties and Effective Date ............     1
      Section     2.  Expiration Date and Renewal ...........     1
      Section     3.  Recognition ...........................     1
      Section     4.  Management ............................    1-2
      Section     5.  Union Shop ............................     2
      Section     6.  Check-off .............................    2-3
      Section     7.  Non-Discrimination ....................     3
      Section     8.  Trial Period Employees ................    3-4

 ARTICLE II       REPRESENTATIVE, GRIEVANCES AND ARBITRATION
      Section     1.  Stewards ..............................     4
      Section     2.  Grievance Procedure ...................    4-6
      Section     3.  Arbitration ...........................     6
      Section     4.  No Strike or Lockouts .................    6-7

 ARTICLE III      HOURS OF WORK AND OVERTIME
      Section     1.  Regular Work Week .....................     7
      Section     2.  No Staggering .........................     7
      Section     3.  Changing Workweek .....................     7
      Section     4.  Overtime ..............................     8
      Section     5.  Shift Premium .........................     8
      Section     6.  Preference of Shift and Overtime ......     8
      Section     7.  Lunch Periods .........................     8
      Section     8.  Rest Periods ..........................     9
      Section     9.  Reporting Pay .........................     9
      Section     10. Call-Back Pay .........................     9
      Section     11. No Pyramiding .........................     9

 ARTICLE IV       SENIORITY
      Section   1. Basis of Seniority .......................     9
      Section   2. Effect of  Seniority .....................    9-10
      Section   3. Seniority List ...........................     10
      Section   4. Temporary Layoffs ........................     10-11
      Section   5. Temporary Transfers ......................     11
      Section   6. Options ..................................     11
      Section   7. Demotion .................................    11-12
      Section   8. Rights on Recall .........................    12-13
      Section   9. Skill & Ability ..........................     13
      Section  10. Vacancies.................................    13-14
      Section  11. On-the-Job-Training ......................     14
      Section  12. Leave of Absence .........................     15
      Section  13. Loss of Seniority ........................    15-16
      Section  14.  Promotion to Exempt Positions ...........     16



                          TABLE OF CONTENT'S CONT'D

                                                             PAGE

 ARTICLE V        VACATION AND HOLIDAYS
      Section   1. Eligibility and Amount of Vacation .......    16-17
      Section   2. Minimum Hours ............................     17
      Section   3. Computation of Vacation Pay ..............     18
      Section   4. Scheduling of Vacations ..................     18
      Section   5. Date Due .................................     18
      Section   6. Consecutive  Days, etc ...................     18
      Section   7. Retiree Pro-Rata Vacation Pay ............     19
      Section   8. Holidays and Holiday pay .................    19-20
      Section   9. Floating Holiday .........................     20

 ARTICLE VI       WAGES
      Section   1. Rates ....................................     20
      Section   2. Cost Of Living ...........................     20-21
      Section   3. New Classifications ......................     21
      Section   4. Upgrading ................................     21
      Section   5. New Experienced Employees ................     21
      Section   6. Payday ...................................     22
      Section   7. Piece Work ...............................     22
      Section   8. Pension Plan .............................     22

 ARTICLE VII      INSURANCE .................................    22-23

 ARTICLE VIIIGENERAL PROVISIONS
      Section   1. Saving   Clause...........................     23
      Section   2. Bulletin  Board...........................     23
      Section   3. Election Day..............................     23
      Section   4. Supervisors...............................     24
      Section   5. Right of Access...........................     24
      Section   6. Conflict with State & Federal Laws........     24
      Section   7. Female Employees..........................     24
      Section   8. Paid Leave of Absence ....................    24-25
      Section   9. Jury Service .............................     25
      Section  10. Safety and Health Provisions..............     25
      Section  11. Union Employee Educational Assistance Program  26
      Section  12. Call-In Sick / Personal Day...............     27
      Section  13. Inventory Shutdown Scheduling.............     27
      Section  14. Severance Plan............................     27
      Section  15. 401K Savings Plan ........................     27

      APPENDIX "A" Wage Scale - Effective 06-30-97..........     28-31

      APPENDIX "B" Insurance Coverage for Employees & Dependents 32-33

      APPENDIX "C"  Piece Work / Incentive System...........      34





                                  ARTICLE  I

                             UNION AND MANAGEMENT



      Section 1. Parties and  Effective Date: The  parties to this  Agreement are: Wells-Gardner  Electronics  Corporation,  its  successors  or  assigns,

 hereinafter called the "Company"  and Local 1031, International  Brotherhood

 of Electrical  Workers,  AFL-CIO,  hereinafter called  the  "Union".    This

 Agreement shall become effective July 3, 2000.



      Section 2. Expiration Date and Renewal: This Agreement shall remain  in full force and effect until June 29, 2003 and then shall automatically renew itself from year to year thereafter,  unless the Company or the Union  gives written notice to the other party  to amend, modify or terminate within  not less than sixty (60) days prior to any expiration date.  The parties may  by mutual agreement modify or amend this Agreement at any time hereafter.



      Section 3. Recognition: The  Company recognizes the  Union as the  sole

 and  exclusive  collective  bargaining  agent  for  all  of  the   Company's

 production and maintenance employees located  at 2701 North Kildare  Avenue,

 Chicago, Illinois  60639  excluding  Wells-Gardner  Electronics  Corporation

 executives  and  non-working   supervisors,  office,   clerical  and   sales

 employees,  engineering  and  laboratory  employees,  supervisors,   guards,

 outside truck  drivers, journey  & craft  persons  who are  represented  for purposes of collective bargaining by unions affiliated with the AFL-CIO.



      Section  4.  Management:  The  management   of  the  Company  and   its

 operations, the direction of  the work force, including  the right to  hire,

 assign, suspend, transfer, promote, discharge  or discipline for just  cause and to maintain discipline and efficiency of its employees and the right  to relieve employees from duty because of lack of work or for other  legitimate reasons not in conflict with the provisions of this Agreement; the right  to determine the extent  to which  the plant shall  be operated;  the right  to introduce new or  improved production methods,  processes or equipment;  the right to decide the number and locations of plants, the nature of  equipment or machinery, the products to be manufactured, the methods and processes  of

 manufacturing,  the  scheduling  of  production,  the  method  of   training

 employees, the designing and engineering of products and the control of  raw materials; the right to continue in accordance with past practice to  assign work to outside contractors; and the right to enact Company policies,  plant rules and regulations  which are not  in conflict with  this Agreement,  are vested exclusively in the Company.

       The Union recognizes that there are functions, powers, authorities and responsibilities belonging solely to the Company, prominent among which, but by no means inclusive, are those enumerated in the preceding paragraph.  The management rights enumerated in said paragraph  are not inclusive and  shall not be deemed to exclude other functions not herein listed.

       The term "just cause"  as used in this  Agreement includes but is  not limited to any violations of a published plant rule established pursuant  to the provisions of Article I.



      Section 5.  Union Shop:  All employees  covered by  the terms  of  this

 Agreement shall be required to become and  remain members of the Union as  a condition of employment from and after the sixty-first (61st) day  following the date  of their  employment  or the  effective  date of  this  Agreement,

 whichever is later.



      Section 6.  Check-Off: The  Company agrees  that  it will  make  weekly deductions from each weekly  pay check covering any  and all amount of  dues and initiation fees that may  hereafter become due to  the Union for any  of its employees  covered  hereunder, provided  that  the Union  requests  such deductions and accompanies such requests with properly and legally  executed

 assignments, in  accordance  with law,  authorizing  such deductions.    The

 employer further agrees that once each  week, it will remit promptly to  the

 Union such  collected amounts.   At  the  end of  each calendar  month,  the

 Company shall forward to the Union an alphabetical list of the names and the

 total amounts deducted  during said month  from each employee  covered.   In

 lieu of this  monthly alphabetical  list, the  Company may,  at its  option,

 forward to the  Union such  an alphabetical list  each week  along with  the weekly remittance of collected amounts.

       If through inadvertence  or error, the  Company fails  or neglects  to make a deduction which is properly  due and owing from an employee's  weekly pay check, such deduction shall  be made from the  next weekly pay check  of the employee and promptly remitted to the Union.  It is expressly agreed and understood that the Union assumes full  responsibility for the validity  and the legality of such  employee's deductions as are  made by the Company  and hereby agrees to indemnify and save the Company harmless, by virtue of  such collections and payments to the Union.

       No deduction shall  be made from  any employee for  union dues in  any week in which such  employee receives a check  representing a total of  less than eight (8)  hours at the  employees regular rate  of pay  nor shall  any deduction be made from any employee's pay check prior to the date on  which,

 by the terms of this Agreement, he/she is required to become a member of the

 Union as a condition of employment.



      Section 7. Non-Discrimination: It is agreed between the parties that in the policies and practices of the Company and in the membership policies and practices of the Union there shall continue to be no discrimination  against any employee on account of race, creed, color, national origin or sex.



      Section 8.  Trial Period Employees:
      (a) Trial Period: New employees shall be on trial until they have been employed for a period of sixty (60) calendar days and during such period the Company shall have the right to dismiss or retain the employee at its own discretion. Upon completion of such sixty
           (60) calendar days of employment, the employee shall be deemed to be a regular employee. In all instances where a trial period employee is laid off for lack of work or granted a leave of absence for illness or other good cause, such reduction from active employment shall be deemed to be a layoff, unless at the date it occurs, the employee is given a written notice stating that he/she is terminated.

      (b)  Return from Leave  or Recall of  Laid Off  Trial Period  Employee:
           Trial period employees who are laid off and by election of the Company subsequently recalled or who are granted a leave of absence and subsequently return to work, must complete sixty (60) calendar days of trial period active employment within six (6) months of the date of their original hire date in order to become a regular employee. Periods of trial period active employment, as referred to above, shall include any week in which the employee works at least one full day. At such time as the employee completes sixty (60) calendar day trial period active employment, his/her "original hiring date", for the purpose of determining his/her length of service (in accordance with Article IV, Section 3(b)) shall be established as that date sixty (60) calendar days prior to the date of completion of the trial period employment requirement.

      (c)  Trial Period  Employee  Recalled Before  Expiration  of  Six-Month
           Period: Trial period employees who have not completed sixty (60) calendar days of trial period employment within six (6) months from their original date of hire, but who are recalled or return from a leave of absence prior to the expiration of such six-month period will be permitted to complete the trial period requirement, although the six-month period elapses before such trial period is completed, provided the employee is not laid off before he/she completes his/her trial period employment. If such a layoff occurs before the employee bas completed his/her trial period and the six-month period has expired, said employee will be considered to have been terminated rather than laid off.

      (d) Extension of Trial Period: The Company shall have the right to extend the trial period to ninety (90) calendar days upon written notice to the Union and the employee prior to completion of the normal sixty (60) day trial period and shall retain the right to dismiss such employee during this extension period without being subject to review. In all instances where the trial period of a new employee is so extended, such employee's responsibility to become and remain a member of the Union in good standing as a condition of employment after sixty (60) days shall not be affected; and any benefits of the contract such as holiday pay and insurance coverage shall accrue to such- employee at the end of the initial sixty day period.



                                  ARTICLE II

                  REPRESENTATION, GRIEVANCES AND ARBITRATION



      Section 1. Stewards: The Company agrees to recognize the Chief  Steward and Shop Stewards selected by the  Union in accordance with the Union  rules

 and regulations.   Such Chief Steward  and Stewards may  act as a  grievance

 committee at the request of, and with, the Business Manager of the Union, or

 his/her representative.    The Union  will  notify  the Company  as  to  the

 identity of such  Chief Steward  or Stewards and  the Company  shall not  be required to recognize any  other employees in  the adjustment of  complaints

 than those whose  names are  furnished to the  Company as  aforesaid.   Such

 Chief Steward and  Stewards shall  be granted  a reasonable  amount of  time during  working  hours  for  the  purpose  of  investigating  and  adjusting complaints, provided however, that such Chief Steward and Stewards shall not

 leave their  work without the permission of the immediate supervisor.   Such

 permission, however, shall not be arbitrarily withheld.  The Chief   Steward

 and Stewards shall be granted top seniority in their respective  departments for the purpose of layoffs and recalls.



      Section 2. Grievance Procedure: Any  grievance arising during the  life of this contract pertaining to wages,  hours of work and working  conditions of employees  in the  bargaining unit  shall be  subject to  the  procedures outlined below:

       Either the Company  or the Union  or any employee  (or Steward,  Chief

 Steward or Business Representative in  his/her behalf) may file  grievances.

 Grievances of the Company or Union shall be presented directly to the  other

 in writing.   Grievances of  the employees shall  be reduced  to writing  on

 grievance forms provided  by the Union.   All answers  by the Company  shall

 likewise be in writing.  Grievances will be handled as follows:


      Step 1.        The employee, his/her Steward or both, shall present the
                matter in dispute for settlement to his/her Supervisor. If the Supervisor's decision is not satisfactory or is not given within three (3) working days, Step 2 will be followed.

      Step 2.        Such grievance  shall then  be  presented by  the  Chief
                Steward within three (3) working days after the Supervisor's unsatisfactory decision or failure to give a decision, whichever is applicable, to the Department Head. If the
                Department Head's decision is not satisfactory or is not given within three (3) working days, Step 3 will be followed.

      Step 3.        Such grievance shall then  be presented by the  Business
                Representative of the Union within five (5) working days from receipt of the Department Head's unsatisfactory decision or failure to give a decision, whichever is applicable, to the Human Resources Director who shall give his/her answer not later than five (5) working days after the presentation of the grievance to him/her.



       If the decision of the Human  Resources Director is not  satisfactory,

 such grievance will be  discussed by the Business  Manager of the Union  and the Human Resources Director within five  (5) working days after receipt  by the Business Manager  of the unsatisfactory  answer by  the Human  Resources

 Director.  In the event the Company and  the Union are unable to settle  any grievance under  the  procedures  outlined above,  the  grievance  shall  be further processed under Section 3 - Arbitration - of this Article.

       A grievance must be  filed no later than  five (5) working days  after the occurrence of the event in  which it is predicated, except in  instances where  the  employee,  or  his/her  Steward  or  Chief  Steward,  could  not reasonably have  been  expected  to  be  aware  of  the  occurrence  of  the grievance.  A failure to file a grievance within the period specified  shall

 be deemed a waiver of such matter.   In all cases of grievances relating  to

 time not worked, the Company shall  be responsible only for the actual  loss

 sustained by  an employee.   Any  settlement of  any grievance  between  the

 Company and a Steward, Chief Steward, or Business Representative in Steps 1,

 2, and 3 above will not be final until reviewed and approved by the Business

 Manager of the Union or his/her designated representative.  The Company  may consider the matter  closed unless  it has  been otherwise  notified by  the

 Business Manager of the Union or his/her delegated representative within ten

 (10) days after notice bas been given him/her of the terms and conditions of the proposed grievance settlement.

       An employee may be discharged or  disciplined for cause.  However,  in case any employee, or the Union in  his/her behalf, claims that  he/she  has been unjustifiably discharged or disciplined,  a written complaint shall  be filed within five  (5) working days  from the date  of his/her discharge  or discipline.  Such  complaint or grievance  shall start under  Step 2  above.

 Prior to the discharge or disciplining of an employee (except in cases of an employee under the influence of alcohol, drugs, etc., or theft or sabotage),

 the Chief Steward shall be notified and given the opportunity to discuss the discharge or discipline.  In case of discharge or discipline for being under the influence of alcohol, drugs, etc.,  or for theft or sabotage, the  Chief

 Steward shall be notified Immediately after the discharge.



      Section 3. Arbitration: In  the event that  the grievance or  complaint cannot be adjusted in  any of the  foregoing steps, the  matter may, at  the request of either party, be submitted  for final and binding arbitration  by an impartial  arbitrator who  shall be  chosen by  mutual agreement  of  the

 Company and the  Union.  In  the event that  the Company and  the Union  are unable to agree upon  an arbitrator, the parties  will request the  Federal-

 Mediation and Conciliation Service to submit  a panel of nine (9)  qualified arbitrators.  Both the Company and the Union shall have the right to  strike four (4) names from the panel submitted to the parties.  The remaining  name

 on  the  panel  shall  then  become  the  impartial  arbitrator.    In   the

 consideration of discipline  or discharge cases,  the arbitrator shall  have authority and jurisdiction to direct the  payment of back pay for lost  time

 resulting from  discharge.   The arbitrator's  decision shall  be final  and

 binding upon all  parties.  However,  an arbitrator shall  have no power  or authority to add to,  alter, or modify  the terms of  this Agreement or  any

 supplementary agreement made between  the parties hereto.   The expenses  of

 arbitration (except those of the respective parties) shall be borne  equally between the Company and the Union.



      Section 4. No Strikes or Lockouts:  There shall be no strikes,  refusal to work or  slowdown by the  Union during the  life of  this Agreement,  and there shall be  no lockout on  the part of  the Company,  unless either  the

 Company or the Union should refuse to participate in arbitration proceedings or abide by the decision of an  arbitrator, in accordance with Section 3  of this Article.  Should  there be such  refusal by either  the Company or  the

 Union, this  Section, at  the option  of the  other party,  shall be  deemed inapplicable.  There  shall be no  liability on the  part of  the Union  for unauthorized strikes, stoppages or slowdowns, by  any of the employees,  but the Company shall have the right to discipline or discharge any employee who

 initiates,  instigates,  or  participates  in  such  unauthorized   strikes,

 stoppages, or  slowdowns.   In consideration  of this  Agreement, the  Union

 agrees not to  sue the  Company, its  officers or  representatives, and  the

 Company agrees not  to sue the  Union, its officers,  agents, or members  in connection with any labor relations matters  in any court of law or  equity.

 The parties agree  that the sole  procedure for settlement  of any  disputes concerning labor relations matters between the  Company and the Union  shall be the grievance and arbitration procedure hereof.



                                    ARTICLE III

                            HOURS OF WORK AND OVERTIME



      Section 1.  Regular Workweek:  The regular  workweek shall  consist  of forty (40) hours on  a schedule of  eight (8) hours  per day Monday  through

 Friday.



      Section 2.  No Staggering:  The working  day  shall be  continuous  and employees shall not  be compelled to  lay off work  for any  period of  time during the day and to resume work  thereafter during the same day except  in the case of lunch period or rest period.



      Section 3. Changing Workweek: Any changes in the regular workweek shall

 be by  mutual agreement  between the  Company and  the Union.   The  Company

 reserves the  right  to change  regularly  scheduled starting  and  quitting hours under  emergency conditions,  in which  event the  time worked  before normal starting  time  or  after  the  normal  quitting  time  will  not  be considered  overtime  work  payable  at  one  and  one-half  (1/)  time  the employee's straight-time rate unless more than  eight (8) hours of work  are performed in a day or unless an employee is prevented from performing  eight

 (8) hours of work for reasons  of the Company's convenience rather than  for circumstances beyond the control of the Company.


      Section 4. Overtime: All work performed in excess of eight (8) hours in any one (1) day, and all work performed on Saturday, and all work  performed prior to the employee's  regular hour for starting  or after the  employee's regular hour  for  quitting  shall  be  considered  overtime  and  shall  be compensated for on the basis of one and one-half (11/2) times the  employees straight time rate.  All work  performed on Sunday shall be compensated  for at two (2) times the employees straight time rate.



      Section 5. Shift Premiums: Work performed on the second (or  afternoon)

 shift shall be paid for at the rate of ten (10%) percent more than the  rate

 paid for similar work on the  first (or day) shift.   Work performed on  the

 third (or  night) shift  shall be  paid for  at the  rate of  fifteen  (15%)

 percent more than  the rate  paid for  similar work  on the  first (or  day)

 shift.   In  ascertaining the  vacation  or  holiday benefits  to  which  an employee may  be  entitled, the  shift  premium  shall be  included  in  the computations.



      Section 6.  Preference of  Shifts and  Overtime: When  a preference  of shifts is available on  account of the occurrence  of a vacancy,  preference will be given on the basis of seniority and preference in the assignment  of overtime should be based on the following formula:


      (a) Overtime on a job shall be assigned to those regularly doing that job in their respective departments pursuant to the principle of "line intact".

      (b) If additional help is required, employees with the greatest seniority in their classification in the department concerned and capable of doing the job in that department will be selected.

      (c) In the event no qualified employees wish the overtime assignment, it shall be assigned to and worked by the junior employee.

      (d) If necessary to go outside of that particular department, plant wide seniority will prevail if capable of doing the job.

      (e) In the event an employee is requested by the Company to work overtime, daily or Saturday, and he/she agrees to perform the overtime work but: (1) fails to notify the Company of his/her inability to report to work; or (ii) fails to give good cause explaining his/her inability to report for work; or (iii) fails to report for work, the employee shall not be permitted to work any overtime in any department for a period not to exceed thirty (30) days following the time the employee was requested to perform the overtime work.


      Section 7. Lunch Period: There shall be an allowance of a lunch  period near the middle of a work shift of thirty (30) consecutive minutes.



      Section 8. Rest Periods: On each shift of the day there shall be a  ten

 (10) minute rest period for each four (4) hours worked without deduction  in pay.



      Section 9. Reporting Pay: Employees who  report for work in person  and have not  been previously  notified not  to report  shall receive  four  (4)

 hours' work or the equivalent in pay, based upon their regular straight time hourly rate of pay, except in case of an emergency beyond the control of the

 Company.



      Section 10. Call-Back Pay:  An employee who has  left the plant and  is called back to work shall work  and receive no less  than four (4) hours  of overtime pay at his/her regular straight time rate of pay, or the applicable straight time rate of pay for the job performed, whichever is greater.



      Section 11. No Pyramiding:  In no event shall  overtime or premium  pay

 provided for  in  this  Article  be  pyramided  or  duplicated.    Only  the

 applicable provision yielding the largest amount of pay shall be applied and such  payment  shall  satisfy  the  requirements  of  all  other  applicable provisions.  This limitation, however, does not apply to shift premiums.



                                    ARTICLE  IV

                                     SENIORITY



      Section 1.  Basis of  Seniority:   Each  employee will  have  seniority

 standing in the plant equal to  the employee's total length of service  with the Company in  the bargaining unit,  dated from his/her  first day of  last continuous employment therein except as provided  in Sections 3, 11, and  12 of this Article.


      Section 2. Effect  of Seniority:  Except as  provided in  Section 6  of

 Article III and  Section 7  of this  Article, in  all cases  of increase  or decrease of  forces,  transfer,  promotion, or  demotion  of  employees  and preference in the selection of  shifts, plant-wide seniority shall  prevail,

 provided  the   employees   possess   sufficient  skill   and   ability   to

 satisfactorily perform the work to be done.

      Where new equipment or added responsibilities are added to existing job classifications, the Company, in the event of a reduction in force, shall go strictly by seniority, regardless  of the lack of  experience of the  senior employee.  The Company shall train as needed to retain the senior employees.



      Section 3.  Seniority Lists:  The Company  will  furnish to  the  Union immediately after the signing of this  Agreement, a Seniority List and  will post copies of such list on the bulletin boards  in the plant.  The list  is to be revised at six (6) month intervals.

       The Company will also furnish to the Union monthly a list of additions to and deletions from the Seniority List.
      (a) Except as otherwise provided in this Agreement, the Seniority List is to be used to determine an employee's seniority as to layoffs, recalls, promotions and demotions. An employee shall have his/her seniority date computed from his/her original date of employment in the bargaining unit, in determining the employee's seniority in cases of layoffs, recalls, promotions and demotions.

      (b) The Seniority List is to be used to determine which bracket in the vacation schedule is applicable. Since an employee's vacation is based on his/her length of service with the Company, his/her original hiring date or date of rehire will determine the length of his/her vacation. The amount of vacation pay for any one (1) year may be adjusted to comply with the minimum hours provision in this Agreement, but such adjustment shall not affect a succeeding year or years.

      (c) Employees having the same seniority (hired on the same date) will, if necessary, be rated by the Company based on their attendance and tardiness record. The employee with the least number of day absences in the contract year would be rated as having the most seniority. If no seniority can be determined by attendance, then the employee with the least amount of tardiness in the contract year will be rated as having the most seniority.



      Section 4. Temporary  Layoffs: The parties  recognize the necessity  of temporary layoffs caused by shortage of materials or other reasons.  It  is,

 therefore, mutually agreed that such temporary layoffs may be made from time to time  without regard  to plant-wide  seniority programs  embodied in  the contract.  It is further agreed, however, that the number of hours each such employee may be laid off on such  temporary layoff shall be recorded and  no individual employee may be laid off on such temporary layoff without  regard to seniority in excess of eighty (80) hours in each contract year.  When the individual employee has been laid off eighty (80) hours, then the Company is obligated to  place him/her  on another  job in  accordance with  plant-wide seniority, provided such  employee possesses sufficient  ability, skill  and experience to satisfactorily perform the work available.



      Section 5.  Temporary  Transfers: For  periods  of work  not  exceeding eighty (80) hours the Company may transfer or assign employees  temporarily,

 on a voluntary basis, but subject to plant seniority in the class from which they are being transferred, to work in job classifications in which they  do not hold a regular job assignment, but have sufficient skill and ability  to satisfactorily perform the work.  Such employees shall be paid as follows:


      (a) If temporarily assigned to a job in a higher labor grade, the employee shall be paid, for the time involved, the next higher rate above his/her regular job rate in the progression scale for the higher grade.

      (b) If temporarily assigned to a job in a lower labor grade, the employee shall be paid his/her regular job rate.


      Section 6. Option: Any employee who is subject to demotion or  transfer because of material shortage,  curtailment of work  or similar reasons,  may have the option of accepting such demotion or taking a layoff until there is sufficient work in his/her regular classification.  An employee who  accepts such demotion or  transfer may  exercise such option  up to  four (4)  weeks after the transfer or demotion, but  he/she must give four (4) days'  notice to the Company  before he/she may  exercise the option  to take a  voluntary layoff under this provision.



      Section 7.  Demotion:


      (a) In the event of a reduction in force, or reduction in the work force of a job classification, all probationary employees in the classification shall first be removed from the classification or laid off. If further reduction is required;

      (b)  Employees   below   the   maximum   rate   in   their   respective
           classification shall be removed beginning with the lowest wage group in such classification based upon their plant seniority.

      (c) Employees effected by a reduction in force of job classifications five (5) or above first shall be offered a position which they bad previously held provided that they have sufficient seniority to displace an existing employee in the particular job classification and they have not previously "signed off" during the life of this agreement on that job classification. If an employee does not have the seniority to be transferred to a previously held job classification in a higher classification, the employee shall be offered a previously held job classification in a lower classification. If the employee does not have sufficient seniority for any previously held job classification, the employee shall be given an option to be transferred to a position in classification four (4) or below, provided that the employee has sufficient seniority to displace an individual currently working in the particular job classification. Employees not having sufficient seniority for a previously held job classification or any position in job classification four (4) or below shall be laid off in accordance with contractual requirements.

      (d) Employees working in job classification four (4) or below during a reduction in force in those classifications shall first be offered a previously held position if they have sufficient seniority to displace an individual from the particular job classification. Otherwise, the employee shall be transferred to another job classification within classifications four (4) or below for which the employee has sufficient seniority to displace an employee of lesser plant seniority. If the employee does not have seniority to displace any individual in job classification four (4) or below, the employee shall be laid off in accordance with contractual requirements.

      (e) All employees transferred during a reduction in force to another job classification which they have not previously performed shall be subject to a three (3) day qualifying period. During this time, the employee may elect to relinquish the position for any reason and/or "sign-off" the job classification. An employee who voluntarily elects to relinquish a position by signing off the job classification shall be laid off. During this three (3) day qualifying period the Company reserves the right to determine in its sole discretion whether an employee can adequately perform a particular job within the three (3) day qualifying period and the Company may then decide to lay off the employee. An employee who signed off voluntarily shall not be permitted to transfer to that job classification in the event of a future reduction in force for the life of this Agreement. An employee laid-off by the Company for being unable to adequately perform the job classification shall not be permitted to transfer to that job classification in the event of a future reduction in force until the employee provides that he/she possesses sufficient skill and ability to satisfactorily perform the work to be done.

      (f) All recalls during an increase in the work force shall be made in reverse order of seniority and pursuant to the applicable subsections of Article IV, Section 7 and 8. If there are vacancies in job classifications which they have previously performed, unless they have sufficient seniority to return to the classification from which they were originally removed as the need for additional employees in such job classifications presents itself, they will be given an opportunity to fill such vacancies. An employee with seniority may be recalled to Code 4 or lower even though he/she has not previously performed the work in such classification.


      Section 8. Rights on Recall: Any employee being recalled after a layoff shall be  assured at  least two  (2)  straight weeks  of employment  at  the

 regular workweek  schedule.   In  the  event  the Company  has  recalled  an

 employee with such assurance, and then because of conditions over which  the

 Company has no control (such as, but not limited to, power failure inability to acquire  machinery  and  equipment to  replace  worn  out  machinery  and equipment, bona  fide  material shortages  over  which the  Company  has  no control), the Company is unable to furnish such two (2) weeks of employment,

 the Company shall not be bound by this provision.  In the event the  Company does not assure  such two (2)  weeks of employment  at the normal  scheduled number of hours per week,  the employee may elect  to not return until  such time as the Company does assure two (2) such consecutive weeks of employment at the normal scheduled number of  hours per week without loss of  seniority status.  In the event the employee  does elect not to return, that  employee shall notify the  Company by telegraphic  message or registered  mail or  in person to that effect so that the Company may keep an accurate record of the

 employees who  still wish  to retain  seniority status.   In  the event  the

 employee fails to notify  the Company of his/her  election not to return  as herein provided, and  fails to report  as specified under  Section 13(h)  of this Article IV, the employee shall be regarded as having resigned.



      Section 9. Skill and Ability: Every employee who has completed  his/her trial period  shall, for  the purpose  of this  Article, be  deemed to  have sufficient skill and ability to perform any common labor or common  assembly job - Code 4 and below.



      Section 10.   Vacancies:  In the  event that  a permanent  job  vacancy

 develops in a classification  covered by this  Agreement, other than  common labor or assembly, a notice of such vacancy shall be bulletined for a period of two (2) working days.

      The bulletin shall contain the job  title, the maximum rate to be  paid

 for the job, and  a brief description of  the job to  be performed.   Should

 additional personnel be required  for a job within  thirty (30) days of  the time the job was last posted, the Company shall not be required to  bulletin

 again such  job until  expiration of  the thirty  (30) day  period.   It  is

 understood that within such thirty (30) day period the Company may take such steps as  are  necessary to  fill  such  open jobs,  provided  no  qualified

 employees have  bid  or are  available.   However,  if  an employee  is  not

 currently working on the days  the open job is  posted, but returns to  work within the thirty (30)  day period referred to  above, he/she may apply  for such posted job and will be  considered for such posted job vacancies  still remaining open.  Employees  with seniority who  desire promotions to  posted higher rated classifications shall, during the  period that such vacancy  is

 bulletined, file a form provided by  their Supervisor for this purpose.   If

 applicants with qualifications sufficient to perform the work satisfactorily have made application for the bulletined  job, the qualified applicant  with

 the greatest  plant  seniority shall  be  selected.   It  is  intended  that

 whenever possible promotions shall be made within the ranks and according to

 seniority.   The  Company  may fill  a  posted  vacancy until  it  has  been determined by  the  Company  that  there  are  applicants  who  possess  the qualifications required.  The  Company may offer a  posted vacancy to a  new employee who did not apply, or may hire  a new employee for such vacancy  in the event the applicants  for the posted vacancy  do not possess  sufficient qualifications to satisfactorily perform the job.

       It is understood that employees who have bid upon, have been accepted,

 and are  working on  the  posted job  will  not be  eligible  to bid  on  an additional posted job for  a period of three  (3) months following the  time the job for which they were accepted was posted.

       The successful bidder for a posted  job opening shall have the  option to return to his/her former job within  a period of two (2) weeks  following the first day worked in the posted job opening.  The Company shall have  the option, within  the same  two  (2) week  period  to return  such  successful

 employee  to  his/her  former  job  in   the  event  such  employee   cannot

 satisfactorily perform the work required to be done.  The successful  bidder for a posted job  opening shall receive retroactive  pay from the first  day worked in the posted job opening who successfully completes the two (2) week trial period.



      Section 11.  On-the-Job Training: Employees who bid on posted jobs, but do not possess sufficient qualifications to  be selected, may be  considered for training under the following procedures:


      (a) The number to be considered for training will be in relation to the number needed to fill the posting at the time of posting.

      (b) Selection for training will be on the basis of related education, prior employment experience, current employment experience as related to the training to be given. Qualifications being comparable, seniority will govern.

      (c) Evaluation of qualifications for training, as well as the progress of the trainee, will be determined by the Company.

      (d)  A trainee  who  is  unable  to  progress  satisfactorily  will  be
           returned  to  his/her   prior  classification   without  loss   of
           seniority.



      Section 12.  Leaves of Absence:


      (a) The Company may grant leaves of absence without pay to all regular employees of the Company for good cause, taking into consideration not only the personal problems of the employee but also the Company's operational needs for production. Such leaves for good cause other than for medical reasons shall not exceed ninety (90) days except for Union activity, which may be indefinite. Leaves of absence for illness will be granted for such periods as have been recommended by competent medical authority but not to exceed one (1) year. In the event an employee is hospitalized in excess of seven (7) days, an automatic leave of absence shall be granted up to thirty (30)days, provided that the Human Resources Director of the Company is notified of the hospitalization within three (3) working days from the last day worked. Any other request for leave of absence for illness must be made by an employee on forms provided by the Company and must be accompanied by a report from the employee's doctor recommending the time required for leave of absence.

      (b) Because pregnancy by itself is not a disabling condition for any fixed period of time, the Company agrees to grant maternity leaves of absence based upon the medical opinion of the employee's physician. The leave of absence shall begin when it is determined by the employee's physician that the employee is no longer able to perform those duties characteristic of her position. The leave shall continue until, and only until, the employee, on the basis of her physician's opinion, is able to return to work, not to exceed one (1) year.

      (c) Employees on a bona fide leave of absence, when returning to work, shall return to their former classification if such work is being performed. Application forms of all leaves of absence must be completed and be submitted to the Company within five (5) working days from their last day worked or their date of recall, and such application for leaves shall be required for any period of seven
           (7) or more consecutive calendar days in which the employee is out of the service of the Company.

      d) Employees granted a leave of absence will not be asked or required to use their remaining vacation days left before granting said leave.




      Section 13.    Loss  of  Seniority:  An  employee  shall  lose  his/her

 seniority when any of the following occur:

      (a)  Discharge for cause.

      (b)  Quitting.

      (c) Absence from work for three (3) working days without notifying the Human Resources Department of the Company.

      (d)  Failure to apply for a leave of absence as required.

      (e) Exceeding leave of absence without notification to the Human Resources Department presenting good cause.

      (f) Working for another employer for wages while on leave of absence (this does not apply to leaves of absence for Union activity or layoffs).

      (g) Layoff or sick leave for a continuous period in excess of one (1) year for purposes of seniority only.

      (h) Failure to report for work on recall or to notify the Human Resources Department of intention to report within three (3) regularly scheduled working days following the date notification is sent by mailgram or certified letter to the employee's last known address registered with the Human Resources Department.



      Section 14.   Promotion to Exempt  Positions: Any  employee covered  by

 this Agreement who is transferred to  a supervisory position outside of  the bargaining unit, shall retain his/her seniority as of the date of  transfer.

 Any employee who is, or has been, employed in a supervisory position outside of the bargaining  unit, shall not  accumulate seniority  in the  bargaining unit while so employed.



                                     ARTICLE V

                              VACATIONS AND HOLIDAYS



      Section 1. Eligibility and Amount of  Vacation: The Company will  grant vacation with  pay  to  each  employee  in  accordance  with  the  following schedule:



      (a)  All employees who on  June 1st have been  employed by the  Company

           (in or out of the bargaining unit) six (6) months or more but less than twelve (12)  months, shall be  granted one-half (1/2)  week's vacation with pay;



      (b)  All employees who on  June 1st have been  employed by the  Company

           (in or out of the bargaining unit) for a period of twelve (12)  or more months, but less than two (2) years, shall be granted one (1)

           week's vacation with pay;



      (c)  All employees who on  June 1st have been  employed by the  Company

           (in or out of the bargaining unit) for two (2) years or more,  but less than ten (10) years, shall be granted two (2) weeks' vacation with pay;



      (d)  All employees who on  June 1st have been  employed by the  Company

           (in or out  of the bargaining  unit) ten (10)  years or more,  but less than fifteen (15)  years, shall be  granted three (3)  weeks'

           vacation with pay;



      (e)  All employees who on June 1st  have been employed by the  Company,

           (in or out of the bargaining  unit), fifteen (15) years, but  less than twenty-five  (25)  years, shall  be  granted four  (4)  weeks vacation with pay;



      (f)  All employees who on  June 1st have been  employed by the  Company

           (in or out of the bargaining unit) twenty-five (25) years or more,

           shall be granted five (5) week's vacation with pay;



      (g)  Additional vacation with pay shall  be granted to those  employees who as of December 31, have accrued seniority which would  entitle them to additional vacation benefits over those to which they were entitled on  the  preceding  June  1.  The  same  limitations  and requirements as prescribed for in Article V shall- also apply  and the date, June 1, shall be replaced by the date December 31, where appropriate.


      Section 2.  Minimum Hours:
      (a)  Employees with seniority (in or out of the bargaining unit).   One
           (1) year or more. To qualify for full vacation benefits, the employee, as of June 1st with seniority, must have worked, or have been available for work eighty (80%) percent of the work year prior to June 1st. Time off due to occupational injury, jury duty or layoff shall be considered as time available for work. No vacation benefits shall be paid to an employee who has worked less than thirty (30%) percent of the work year prior to June 1st. An employee who has worked more than thirty (30%) percent of the work year, but has worked or been available for work less than eighty (80%) percent of the work year prior to June 1st, will be granted a vacation which will be equal to his/her vacation bracket multiplied by the percentage of time worked and time available for work.
                If an employee is on layoff, in military service, or bona fide leave of absence as of June 1st, he/she shall be paid at vacation time, the same portion of his/her vacation as the time actually worked bears to the work year, When he/she is recalled he/she must return within three (3) working days and work at least two (2) weeks. If he/she does so, he/she shall then receive the unpaid balance of his/her vacation benefit to which he/she is entitled.

      (b) Employees with seniority (in or out of the bargaining unit) of at least six (6) months, but less than one (1) year. To qualify for full vacation benefits the employee, as of June 1st with seniority, must have worked (availability for work does not apply) eighty (80%) percent of the time from date of employment to June 1st. An employee who has worked more than thirty (30%) percent but less than eighty (80%) percent of the time from date of employment to June 1st, will be granted a vacation equal to twenty
           (20) hours multiplied by the percentage of time actually worked. No vacation benefits will be paid to an employee who has worked less than thirty (30%) percent of the time from date of employment to June 1st.


      Section 3. Computation of Vacation Pay: In computing vacation benefits,

 one (1) week's  vacation with pay  shall be equivalent  to five (5)  working days, and eight (8) hours' pay shall  be equivalent to one (1) working  day.

 If the employee is paid at a flat hourly rate, the vacation pay shall be  at the  highest rate  earned for at least  thirty (30) consecutive days  during the year prior to June 1st, including shift premiums, if any.



      Section 4. Scheduling of Vacations: Prior  to May 1st of each  calendar year, departmental  heads  will  consult  with  all  employees  entitled  to vacations and from such consultations the Company shall establish a  working

 schedule agreeable to  the Union for  the vacation period.   In  determining

 vacation schedules, the Company will respect the seniority and wishes of the employee to the extent that its  needs will permit. (a) The vacation  season for those employees eligible for more than two (2) weeks vacation with  pay,

 shall be during the twelve (12)  month period beginning on January 1st.  (b)

 The vacation season, for those employees  hired between June 2 and prior  to

 December 31,  eligible for  additional vacation  with  pay, shall  be  taken between their hire date and December 31.  The Company may elect to close the plant for a specified vacation period.



      Section 5. Date Due: Vacation pay which bas been earned, in  accordance with this Article, shall be paid  to the employee on the payday  immediately preceding the start of each employee's vacation.



      Section 6. Consecutive Days,  Etc.: All vacations of  two (2) weeks  or less shall be taken on consecutive days unless the Company and the  employee

 agree on a  different division  of the  vacation time.   If  an employee  is

 eligible for a vacation in excess of two (2) weeks, or additional  vacation,

 his/her vacation schedule for such an additional vacation, if any, shall  be

 determined pursuant to Section  4 of this Article.   Vacations shall not  be

 changed without thirty  (30) days  notice, or  the consent  of the  employee involved.  If  any employee  voluntarily responds  to a  Company request  to return from his/her vacation prior to  its expiration date, he/she shall  be reimbursed for all out-of-pocket expense in connection with such recall  and allotted an additional vacation period for the untaken vacation time.



      Section 7.  Retiree Pro-rata  Vacation Pay:  Any employee  who  retires prior to June 1st of any calendar  year at the retirement age prescribed  by the Social Security  laws of  the United  States and  who has  given to  the

 Company a two (2) month notice in writing in advance of his/her intention to do so shall be paid the pro-rata  vacation pay earned by such employee,  the amount of which is to be determined by provisions of Section 1, 2, and 3  of

 Article V.



      Section 8. Holidays  and Holiday Pay:  Employees who qualify  hereunder shall be  paid  for  eight (8)  hours  straight-time  pay for  each  of  the following holidays or the dates on  which they are observed, though no  work shall be performed on such days:

 New Years' Day                          Fourth of July
 Dr. Martin Luther King's Birthday       Labor Day
 Washington's Birthday                   Thanksgiving Day
 Good Friday                             Friday after Thanksgiving Day
 Memorial Day                            One Floating Holiday -
 Christmas Eve Day                         See Section 9 below
 Christmas Day

       Employees who work  on said  holidays shall  be paid,  in addition  to eight (8) hours holiday pay, double time  for all time worked.  An  employee shall be eligible for holiday pay who shall have been employed for a  period of sixty (60)  calendar days  before such  holiday and  has met  one of  the following additional conditions:


      (a) Worked the regularly scheduled workday preceding and the regularly scheduled workday succeeding the holiday, unless an absence for one of such days shall be excused for good cause, substantiated by the employee, or

      (b) Been at work in the two (2) weeks preceding said holiday and laid off during such preceding two (2) weeks, or

      (c) Is on a bona fide leave of absence starting within the two (2) weeks immediately preceding such holiday, or on the workday immediately following such holiday, or

      (d) If no work is scheduled between two (2) holidays, to be eligible for pay for both holidays, an employee must work his/her preceding scheduled workday and his/her scheduled workday succeeding such holidays. To be eligible for pay for one (1) of the holidays, an employee must work either his/her scheduled workday preceding the first holiday or his/her scheduled workday succeeding the second holiday.

      (e) An employee who fails to work any portion of the last hour on the regularly scheduled workday preceding and the regularly scheduled workday succeeding a holiday or holidays, shall not lose holiday pay for such holidays if excused by the Company for good cause.


      Section 9. Floating  Holiday: Subject to  the eligibility  requirements for holiday pay,  the recognized holidays  hereunder shall  include one  (1)

 additional holiday, designated as a "floating  holiday".  The Company  shall select the day on  which such holiday  will be observed  and shall give  not less than two  (2) weeks notice  prior to the  date on  which such  floating holiday will be celebrated.



                                    ARTICLE VI

                                       WAGES



       Section 1. Rates: Effective July 3, 2000 each employee shall receive a three percent (3%)  increase in his/her  straight time hourly  rate of  pay.

 Effective July  2, 2001  each employee  shall  receive an  additional  three percent (3%) increase in his/her straight time hourly rate of pay. Effective

 July 1, 2002 each  employee shall receive an  additional three percent  (3%)

 increase in his/her straight time hourly  rate of pay.  These rates  already include any increases that might have occurred by right of Section 2.,  Cost of Living of this Article VI.

       The wage  rate,  to be  paid  under the  terms  of this  Agreement  to employees in  each  occupational  classification,  are  those  appearing  in

 Appendix "A" which  reflect said wage  increase and is  attached hereto  and made a part hereof.  Such rates are minimum rates of pay only.  The  Company may not  pay less  than those  rates, but  nothing in  this Agreement  shall prevent the payment of rates higher than those listed in said schedule.



      Section 2. Cost of Living:  If for the month  of May 2001, the  Revised

 Consumer Price Index for Urban Wage Earners and Clerical Workers, all  items for Chicago  published  by  the  Bureau of  Labor  Statistics  of  the  U.S.

 Department of  Labor (or  any successor  agency thereto)  (1967 =  100)  has increased by more than four (4) points above said Index for the month of May

 2000, then one  (1c) cent shall  be added to  the hourly wage  rates as  set forth in Appendix "A" hereof and which are in effect from July 1, 2001 until

 July 1, 2002 for each full four-tenths (.4) of a point which said Index  has risen above said four (4) points up to a maximum of fifteen (15c) cents.

       If for the month  of May 2002  said Index has  increased by more  than four (4) points above said Index  for the month of  May 2001, then one  (1c)

 cent shall be added to the  hourly wage rates as  set forth in Appendix  "A"

 hereof and which are in effect from July 1, 2002 until July 1, 2003 for each full four-tenths (.4) of a point which said Index has risen above said  four

 (4) points up to a maximum of fifteen (15c) cents.



      Section  3.   New  Classifications:   Prior  to   establishing  a   new

 classification, the Union shall  be advised of  the Company's intention  and

 the rate which  the Company  wishes to  apply.   After thirty  (30) days  of

 operation but before sixty (60)  days, either party may request negotiations

 on the  rate for  the new  classification.   The rate  resulting from  these

 negotiations shall become the  permanent rate.  In  the event no request  is made to negotiate a change in the rate  as to the new classification, it  is understood that the established rate shall be the effective rate.



      Section 4.  Upgrading:.    An employee  being  upgraded,  who  has  not

 previously worked in the classification to  which he/she is upgraded,  shall be placed  in the  next higher  rate  in the  progression  plan of  the  new classification above  the rate  being paid  to such  employee prior  to  the upgrading.  If the employee has  previously worked in the classification  to which he/she is upgraded, he/she shall receive the rate to which the  amount

 of his/her previous experience entitles him/her.   Such changes in the  rate

 shall be paid retroactive from the first day worked following such  transfer who successfully completes the  two (2) week trial  period.  To be  eligible for a rate change, an employee must have worked at least four hundred  (400)

 hours and a period of at least thirteen (13) weeks shall have elapsed  since his/her first employment or his/her last classification change.



      Section 5. New  Experienced Employees:  New employees  who have  worked during the last eighteen (18) months in the type of work available and whose previous experience can be verified shall  be placed on two (2) weeks  trial period at the starting rate of  pay in their respective classifications  and at the expiration of  such trial period,  if retained in  the employ of  the

 Company, shall  be  given  credit in  the  automatic  progression  plan,  as outlined in Appendix "A" hereof for their proved experience in similar work.



      Section 6. Payday: Wages shall be paid on Friday of each week and shall include all work  performed up until  twelve (12) midnight  of the  previous

 Sunday.



      Section 7. Piece Work: If the  Company utilizes a piece work  incentive or bonus  plan, the  operations of  such  a plan  shall  be covered  by  the provisions of Appendix "C" hereof.



      Section 8.   Pension  Plan:  During the  term  of this  Agreement,  the

 Company shall maintain for each of the employees covered by this Agreement a

 Pension Benefits Plan.  The Company and  the Union have agreed to a  pension benefits plan named the National Industrial Group Pension Plan.

       The employee pension  plan is  funded solely  by the  Company and  the contribution rate is based on cents per hour paid as follows:

      Effective July  3, 2000  _ thirty-four  cents (34c)  per hour  will  be contributed for each employee based upon hours paid of this Agreement.

      Effective July 2, 2001 - an  additional three cents (3c) per hour  will be contributed for a  new total of thirty-seven  cents (37c) based upon  all hours paid during the second year of this Agreement.

      Effective July 1, 2002 - an  additional three cents (3c) per hour  will be contributed for a  new total of  forty cents (40c)  based upon all  hours paid during the third year of this Agreement.



                                    ARTICLE VII

                                     INSURANCE



       During the term of this Agreement,  the Company will maintain for  the employees covered by this Agreement, an insurance policy with a  responsible insurance company with coverages and provisions set forth in Appendix "B" of this Agreement.  The  premium per week per  employee, one (1) dependent  and family coverage is guaranteed unchanged for the first year of this contract.




      HMO Plan: Employee                 -    $  2.74 per week
                Employee + 1 Dependent   -    $  9.19 per week
                Family                   -    $ 15.65 per week

      PPO Plan: Employee                 -    $ 17.55 per week
                Employee + 1 Dependent   -    $ 43.71 per week
                Family                   -    $ 70.87 per week


      For the second and third years of the contract, premium increases  will be shared on a 50/50 basis only if the premium is increased over six percent

 (6%) for each year of the contract.

      This article applies only to employees with sixty (60) days or more  of seniority but does not apply to part-time employees.



                                   ARTICLE VIII

                                GENERAL PROVISIONS



      Section 1. Saving Clause: All benefits affecting the employees  covered by this Agreement presently in effect and which are not definitely  referred to or  changed  herein, shall  remain  in effect  during  the life  of  this contract.



      Section 2. Bulletin  Board: A bulletin  board will be  provided by  the

 Company for the Union's use.  The Union shall have the privilege of  posting notices concerning its  official business  and social  activities upon  such bulletin board.  Where the size of the plant requires it, more than one  (1)

 bulletin board will be furnished by the Company.



      Section 3. Election Day:  In conformity with the  laws of the State  of

 Illinois, employees who are legitimate registered voters will be given  time off not to exceed  two (2) hours for  voting at general  elections.  At  the time of  an election  in which  a President  of the  United States  will  be selected, employees will be given paid time off not to exceed two (2) hours.



      Section 4. Supervisors: Departmental  production supervisors shall  not engage in production  work, except such  production work  may be  undertaken when instructing new employees, breaking in a new job, correcting faults  of production procedures and dealing with emergencies.



      Section  5.   Right   of   Access:   Authorized   Union   officers   or

 representatives shall have access to the factory during business hours  upon reasonable notification to the Company  for investigation and adjustment  of matters covered by or arising under this Agreement.



      Section 6. Conflict with State and Federal Law: Should any provision of this Agreement be declared  illegal by any  court of competent  jurisdiction such provision shall immediately become null and void leaving the  remainder of the Agreement in  full force and effect  and the parties shall  thereupon seek to negotiate  substitute provisions which  are in  conformity with  the applicable law.



      Section 7. Female Employees:  There shall be equal  pay for equal  work

 performed regardless  of  the  sex of  the  employee.   There  shall  be  no

 discrimination in wages, hours, or other terms or conditions of  employment,

 or in training or upgrading, on account of the sex or marital status of  the employee.



      Section 8. Paid Leave of Absence: In instances of the death of a member of the  immediate family  of a  regular employee,  the Company  will,  where required, grant a  paid leave of  up to three  (3) regular  working days  to enable  such  employee  to  attend  the  funeral  and  otherwise  assist  in

 arrangements pertaining to  the burial  of such member  of the  family.   An

 employee who travels a long distance  to attend a funeral or services  shall be authorized one (1) additional day following the funeral or services,  but

 not to exceed  three (3)  days pay.   Each day's  pay shall  consist of  the

 employee's regular rate of eight (8) hours.  The term "immediate family", as used herein, is defined as consisting of the following members only: Mother,

 Father, Husband, Wife, Children, Brother, Sister, Mother-in-law,  Father-in-

 law, Grandparents,  Grandparents-in-law and  Grandchildren.   Where a  death

 occurs to  any such  member  of the  employee's  family, he/she  shall  make application to the Human Resources Director for such paid leave.  Such  paid leave will  not  be  granted  in  instances  when  the  employee,  otherwise eligible, does not attend the funeral.  The employee absent on a paid  leave shall not be eligible for, or  notified of, any overtime which is  scheduled during the period of such employee's leave.

      This provision  is not  applicable if  you  are on  a formal  leave  of absence, on a company designated holiday or during periods of vacation.



      Section 9. Jury Service: An employee who shall have been employed sixty

 (60) calendar days  immediately prior  to reporting  for jury  duty and  who performs jury service shall be  paid an amount for  each day of the  regular workweek that such employee performs jury  service as shall equal eight  (8)

 hours of straight-time pay  at the employee's regular  hourly rate less  the

 jury fee legally payable to such employee for that day of jury service.   An

 employee shall have  performed jury service  on any day  that such  employee

 reports to  Court for  jury service  pursuant to  an Order  of Court.    The

 payments as provided herein shall be for  the entire period of service on  a

 jury pursuant to an  Order of Court.   To be entitled  to receive such  jury

 service pay differential,  such employee shall  furnish the Human  Resources

 Director of the Company a voucher  from the Court wherein such jury  service is performed setting forth the number of  days of jury service and the  jury fees paid to such employee for jury service.

       In the event an employee performs jury service on a day for which such employee receives a vacation and/or holiday pay, such employee shall not  be

 paid jury service  pay differential for  that day.   An employee  who is  on

 leave of absence,  layoff, paid  death leave,  or who  is accruing  Workers'

 Compensation benefits shall not be paid jury service pay differential  while on such status.  An employee performing jury service shall return to work on his/her first regular workday after being excused from such jury service.



      Section 10.  Safety  and  Health Provisions:  The  Company  shall  make reasonable provisions for the safety and health of employees during  working hours  and  shall  provide  all  reasonable  protective  devices  and  other equipment to protect them from injury.



      Section 11.  Union Employee Educational Assistance Program:

      (A)   Education Eligibility Requirements:

           1. Educational courses must be related to the classification of work being or to be performed by the employee.

           2. Such courses and institutions must be approved by the Company prior to enrollment.

           3.   Courses are to be taken during non-scheduled working hours.


      (B)   Amount of Reimbursement:

           1. For employees who complete specialized courses, the Company will pay up to 100% of the tuition charges per semester at the satisfactory (grade "C" or better) completion of the course material in an approved school.

           2. When education expenses are partially paid by assistant-ships, scholarships, fellowships, or G.I. Bill Benefits, tuition reimbursements is based on the net amount actually paid by the employee, excluding amounts paid through assistantship, scholarships, fellowships, or G.I. Bill Benefits.


      (C)   Method of Reimbursement:

           1. To be eligible for tuition refund, the employee must, prior to the time of enrollment, fill out an application form per semester, for course(s) contemplated.

           2. Obtain the approval of the employee's supervisor who in turn will get the Company approval through Human Resources.

           3. Upon completion of course(s), submit to the employees supervisor a written statement from the school stating that the course(s) have been satisfactorily completed. This is usually a copy of the grade statement.

           4.   A tuition receipt.
                The supervisor will forward this information to the Human Resources Director and within two (2) weeks the employee will receive a check containing the proper tuition refund as well as his/her tuition receipt and grade statement.

           5. If for any reason employment is terminated before completion of the program, then the Company's obligation ceases.



      Section 12.  Call-in Sick / Personal Day:  Each regular employee of the

 Company shall be eligible  for a call-in sick/personal  day of one (1)  each contract year.  Such day is not cumulative from year to year but the Company will pay the employee by July 1 of each contract year for the day not taken.

 One (1) such day shall equal eight  (8) hours pay at the employee's  regular hourly rate of pay.



      Section 13.  Inventory Shutdown Scheduling:  The Company will  schedule inventory by departmental seniority, and shall, in the event that additional employees are required in the stock  room area, first ask former stock  room area employees to work.



      Section 14.  Severance Plan:    The Company  will agree to negotiate  a

 severance plan if the plant operations were to move beyond a radius of  more than twenty (20) miles from the Chicago plant.



      Section 15.  401K  Savings Plan:   The Company agrees  to start up  and

 administer a 401K Savings Plan if thirty percent (30%) or more participation is achieved.



                   Signed this______day of_______________, 2000.


                                         Local 1031,
                                         International Brotherhood
      Wells Gardner                      Of Electrical Workers,
      Electronics Corporation            AFL-CIO




      ______________________________     ______________________________
      Anthony Spier                      Jose A. Caez
      President                          Business Manager/Financial Sec'y



 ATTACHED TO AND MADE PART OF AGREEMENT BETWEEN WELLS-GARDNER ELECTRONICS CORPORATION AND LOCAL 1031, INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, AFL-CIO, FOR PERIOD JULY 3, 2000 UNTIL JUNE 29, 2003.

                                 APPENDIX "A"

             WAGE SCALE EFFECTIVE 07/03/2000 THROUGH 06/29/2003

      JOB CLASSIFICATION                START       2MO       3MO
      ------------------                -----      -----     -----
 2-8  Sweeper
 3-2  Assy., Wirer-Solderer
 3-5  Riveter
                Effective 07/03/00       7.54      10.84     10.94
                Effective 07/02/01       7.77      11.17     11.27
                Effective 07/01/02       8.00      11.51     11.61


                              START      2MO        12MO      24MO      36MO
                              -----     -----      -----     -----      -----
      Hired After 7/1/97       7.11      7.75       8.38      9.66    Refer to
                                                                      3 month
                                                                     rate above

                                                    3MO
 G.L. Specialist                                   -----
                Effective 07/03/00                 11.54
                Effective 07/02/01                 11.89
                Effective 07/01/02                 12.25


      JOB CLASSIFICATION                START       2MO       3MO
      ------------------                -----      -----     -----
 4-1  Wire Cutting Machine Operator
 4-3  Bailer-Sweeper
 4-5  Packer-Final Assembly
 4-6  Coin
                Effective 07/03/00       7.56      10.95     11.15
                Effective 07/02/01       7.79      11.28     11.48
                Effective 07/01/02       8.02      11.62     11.82

                              START      2MO        12MO      24MO      36MO
                              -----     -----      -----     -----      -----
      Hired After 7/1/97       7.13      7.78       8.43      9.72    Refer to
                                                                      3 month

                                                    3MO
 G.L. Specialist                                   -----
                Effective 07/03/00                 11.54
                Effective 07/02/01                 11.89
                Effective 07/01/02                 12.25


 ATTACHED TO AND MADE PART OF AGREEMENT BETWEEN WELLS-GARDNER ELECTRONICS CORPORATION AND LOCAL 1031, INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, AFL-CIO, FOR PERIOD JULY 3, 2000 UNTIL JUNE 29, 2003.

                             APPENDIX "A" CONT'D

              WAGE SCALE EFFECTIVE 07/03/2000 THROUGH 06/29/2003


      JOB CLASSIFICATION                START       2MO       6MO
      ------------------                -----      -----     -----
 5-1  Heavy Packer
 5-2  Stockkeeper, Stock Delivery
 5-5  Rivet/Pems Set-Up Oper.
 5-6  Prepare & Operate Insertion Machine
 5-7  Automatic Checking Machine Operator

                Effective 07/03/00       7.63      11.02     11.23
                Effective 07/02/01       7.86      11.35     11.57
                Effective 07/01/02       8.10      11.69     11.92

                              START      2MO        12MO      24MO      36MO
                              -----     -----      -----     -----      -----
      Hired After 7/1/97       7.19      7.87       8.54      9.89      Refer to
                                                                       6 month
                                                                         rate
                                                                         above
                                                    6MO
 G.L. Specialist                                   -----
                Effective 07/03/00                 11.60
                Effective 07/02/01                 11.95
                Effective 07/01/02                 12.31


      JOB CLASSIFICATION                START       2MO       6MO
      ------------------                -----      -----     -----
 6-1  Solder Pot Operator
                Effective 07/03/00       7.74      10.95     11.28
                Effective 07/02/01       7.97      11.28     11.62
                Effective 07/01/02       8.21      11.62     11.97
 7-2  Wire Cutting Mac, Set-Up & Oper.
 7-5  Riding Power Vehicle Operator
 7-7  Assy. Inspector
 7-8  Relief & Repair Operator
                Effective 07/03/00       7.80      11.23     11.53
                Effective 07/02/01       8.03      11.57     11.88
                Effective 07/01/02       8.27      11.92     12.24


 ATTACHED TO AND MADE PART OF AGREEMENT BETWEEN WELLS-GARDNER ELECTRONICS CORPORATION AND LOCAL 1031, INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, AFL-CIO, FOR PERIOD JULY 3, 2000 UNTIL JUNE 29, 2003.

                             APPENDIX "A" CONT'D

              WAGE SCALE EFFECTIVE 07/03/2000 THROUGH 06/29/2003


      JOB CLASSIFICATION                START       2MO       6MO
      ------------------                -----      -----     -----
 7-11 Building Fireperson
                Effective 07/03/00       7.90      11.36     11.62
                Effective 07/02/01       8.14      11.70     11.97
                Effective 07/01/02       8.38      12.05     12.33
 G.L. Specialist
                Effective 07/03/00                           11.91
                Effective 07/02/01                           12.27
                Effective 07/01/02                           12.64


      JOB CLASSIFICATION                 START      2MO       6MO       9MO
      ------------------                 -----     -----     -----     -----
 8-2  Tester-Phaser "B" (Printed Boards)
 8-3  Bonding Machine Operator
 8-4  Fine Patcher
                Effective 07/03/00       8.01      11.41     11.54     11.77
                Effective 07/02/01       8.25      11.75     11.89     12.12
                Effective 07/01/02       8.50      12.10     12.25     12.48

                                                               6MO
 G.L. Specialist                                              -----
                Effective 07/03/00                            12.16
                Effective 07/02/01                            12.52
                Effective 07/01/02                            12.90

 JOB CLASSIFICATION             START     2MO       6MO       9MO      12MO
 ------------------             -----    -----     -----     -----     -----
 10-2 Tool Crib Worker
           Effective 07/03/00    8.20    11.60     11.71     11.86     11.99
           Effective 07/02/01    8.45    11.95     12.06     12.22     12.35
           Effective 07/01/02    8.70    12.31     12.42     12.59     12.72
 11-2 Tester
 11-6 Cabinet Finisher
           Effective 07/03/00    8.27    11.66     11.79     11.91     12.09
           Effective 07/02/01    8.52    12.01     12.14     12.27     12.45
           Effective 07/01/02    8.78    12.37     12.50     12.64     12.82

                                                                       12MO
 G.L. Specialist                                                       -----
                Effective 07/03/00                                     12.52
                Effective 07/02/01                                     12.90
                Effective 07/01/02                                     13.29




 ATTACHED TO AND MADE PART OF AGREEMENT BETWEEN WELLS-GARDNER ELECTRONICS CORPORATION AND LOCAL 1031, INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, AFL-CIO, FOR PERIOD JULY 3, 2000 UNTIL JUNE 29, 2003.
                             APPENDIX "A" CONT'D
              WAGE SCALE EFFECTIVE 07/03/2000 THROUGH 06/29/2003


 JOB CLASSIFICATION             START     2MO       6MO       9MO       12MO
 ------------------             -----    -----     -----     -----     -----
 12-4 Precision Mechanical Assembler
 12-9 Final Line Inspector(Comp.Prod.)
           Effective 07/03/00    8.32    11.86     11.94     12.10     12.27
           Effective 07/02/01    8.57    12.22     12.30     12.46     12.64
           Effective 07/01/02    8.83    12.59     12.67     12.83     13.02
 12-10 Master Cabinet Finisher
           Effective 07/03/00    8.40    11.91     12.03     12.15     12.32
           Effective 07/02/01    8.65    12.27     12.39     12.51     12.69
           Effective 07/01/02    8.91    12.64     12.76     12.88     13.07
 *12-12 Maintenance "B"
           Effective 07/03/00    8.74    12.14     12.31     12.52     12.98
           Effective 07/02/01    9.00    12.50     12.68     12.90     13.37
           Effective 07/01/02    9.27    12.88     13.06     13.29     13.77
 G.L.    Specialist
           Effective 07/03/00                                          12.76
           Effective 07/02/01                                          13.14
           Effective 07/01/02                                          13.53
 13-1    Analyzer
           Effective 07/03/00    9.12    12.59     12.69     12.82     12.98
           Effective 07/02/01    9.39    12.97     13.07     13.20     13.37
           Effective 07/01/02    9.67    13.36     13.46     13.60     13.77
 14-1    Master Analyzer
 14-2    Maintenance "A"
           Effective 07/03/00    9.67    13.26     13.57
           Effective 07/02/01    9.96    13.66     13.98
           Effective 07/01/02   10.26    14.07     14.40
 G.L.    Specialist
           Effective 07/03/00                      14.15
           Effective 07/02/01                      14.57
           Effective 07/01/02                      15.01
 15-1    Senior Master Analyzer
           Effective 07/03/00                                          16.60
           Effective 07/02/01                                          17.10
           Effective 07/01/02                                          17.61
 G.L.    Specialist
           Effective 07/03/00                      17.36
           Effective 07/02/01                      17.88
           Effective 07/01/02                      18.42

       * Education Bonus             1 Course            10c per  hour
      (after maximum rate)  2 or more Courses 10c per hour (additional)



 ATTACHED TO AND MADE PART OF AGREEMENT BETWEEN WELLS-GARDNER ELECTRONICS CORPORATION AND LOCAL 1031, INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, AFL-CIO, FOR PERIOD JULY 3, 2000 UNTIL JUNE 29, 2003.

                                 APPENDIX "B"

             THE INSURANCE COVERAGE FOR EMPLOYEES AND DEPENDENTS
                          COVERED BY THIS AGREEMENT

 NON-OCCUPATIONAL - WEEKLY DISABILITY BENEFITS:
 (EMPLOYEES ONLY)

      Benefits are payable for accident from the first (1st) day and for sickness from the eighth (8th) day for a period up to thirteen (13) weeks for any one (1) disability.

      The weekly benefits are:
                        Effective 07/01/2000 - $205.00
                        Effective 07/01/2001 - $210.00
                        Effective 07/01/2002 - $215.00

 LIFE INSURANCE: (Employees Only)

               Effective 07/01/2000 - $16,000 (AD&D - $16,000)
               Effective 07/01/2001 - $17,000 (AD&D - $17,000)
               Effective 07/01/2002 - $18,000 (AD&D - $18,000)

 DENTAL INSURANCE PLAN:
      Effective the first year of this Agreement, Olympia Plan 1500. The premium cost of this plan shall be $10.00 per month for the employee coverage to be paid entirely by the Company for the three (3) year term of this Agreement. The premium cost of this plan for single plus one coverage shall be $17.00 and family coverage shall be $20.00 per month. An employee may elect to secure this coverage for his/her dependents at a premium cost of $1.79 per week to be paid for by the employee for the three (3) year term of this Agreement.

 OPTICAL PLAN OFFERED BY UNITED OPTICAL INC.:
      Covers employee and dependents. Entire premium cost to be paid for by the Company for the three (3) year term of this Agreement.

 CONTINUATION OF INSURANCE COVERAGE:

 Temporary Lay-off:

      An insured, temporarily laid-off employee will be covered by insurance benefits at no cost until the end of the month in which the layoff occurs.



 ATTACHED TO AND MADE PART OF AGREEMENT BETWEEN WELLS-GARDNER ELECTRONICS CORPORATION AND LOCAL 1031, INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, AFL-CIO, FOR PERIOD JULY 3, 2000 UNTIL JUNE 29, 2003.

                            APPENDIX "B" (CONT'D)

      If a temporarily laid-off employee desires to continue the insurance, all coverages, except weekly disability benefits, may be continued for a period not to exceed six (6) months, providing the laid-off employee makes the first premium payment in full for the following month within seven (7) days from the date of the layoff, or the first of the following month, whichever occurs first.

 Sick Leave:

      The insurance for an employee on sick leave will be paid by Wells-Gardner Electronics Corporation for three (3) months. If the employee wishes to continue his/her insurance after this period, he/she may do so for an additional three (3) months, provided the required monthly premium is paid by the employee to Wells-Gardner Electronics Corporation before the end of the third month of sick leave and monthly thereafter.
      All employees shall be provided together with their dependents all rights under COBRA.

 Total Disability of Employee:

      In the event an employee becomes totally disabled, as determined by the provisions and regulations of the Social Security laws, the Company will pay the entire premium cost for the continuation of such employee's medical insurance coverage for a period of up to two (2) years or until such employee reaches age sixty-five (65), whichever occurs first.

 Death of Employee:

      In the event an employee dies while in the active employ of the Company, the Company will pay the entire premium cost for the continuation of the medical insurance coverage for the spouse and dependent children for a period up to one
 (1) year; provided however that:

           (1)  Such  medical  insurance  coverage   shall  cease  upon   the
                remarriage of the spouse and provided also that,

           (2) The spouse or dependent children shall not be eligible for coverage under any other employer paid insurance plan.




 ATTACHED TO AND MADE PART OF AGREEMENT BETWEEN WELLS-GARDNER ELECTRONICS CORPORATION AND LOCAL 1031, INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, AFL-CIO, FOR PERIOD JULY 3, 2000 UNTIL JUNE 29, 2003.


                                 APPENDIX "C"


      It is understood and agreed by the parties hereto that the Company may continue and/or install a piece work or incentive system in its plant. Such incentive plan must be mutually agreed to between the parties. In the event it does so, piece work or incentive rates shall be established by the time studies made by the Company and same may be revised. Employees shall have the right to question the time study on any job which they believe to be improperly timed. In such event the Company shall cause an investigation to be made and if it believes that an error may have been committed, it shall cause such job to be re-timed. In the event such re-timing is still questioned or in the event the Company fails to re-time such job, the matter may be handled according to the grievance procedure provided for in this Agreement. It is understood and agreed that incentive rates will be so adjusted as to compensate employees working on the incentive basis for the rest periods without additional pay thereafter.